EXHIBIT 5.7

[Letterhead of Corrs Chambers Westgarth]

20 December 2012

To each of the persons specified in

Schedule 1

Dear Sirs

Registration Statement on Form F-4

1	Introduction

We have acted as Australian legal counsel to the Addressees in connection with the Transaction Documents.

We have been asked to provide this opinion regarding the Transaction Documents under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.

This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Sydney time on the date of this opinion (the Opinion Date). We have no obligation to inform you of any change in any relevant law occurring after the Opinion Date. If the date of effectiveness of the Registration Statement (the Effectiveness Date) falls after the Opinion Date, and if requested by you on the Effectiveness Date, we will separately inform you of any change in any relevant law since the Opinion Date.

We understand that you will rely as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion in connection with the matters set out in this opinion. In addition, we understand that Debevoise will rely as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion in connection with the matters set out in this opinion for the purposes of an opinion to be rendered by it on or about the date of this opinion relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s reliance as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-4 and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

20 December 2012

Registration Statement on Form F-4

2	Definitions

In this opinion:

Addressees means each person to whom this opinion is addressed.

ASIC means the Australian Securities and Investments Commission.

ASIC Search means the inspection of the records in extract form, which are available to the public from the online database of ASIC at or about 12:00 p.m. (Sydney time) on 19 December 2012 in relation to the Company.

Company means Whakatane Mill Australia Pty Limited (Australian Company Number 143 793 659).

Corporations Act means the Corporations Act 2001 (Cth).

Court Searches means the inspection of the records of the following courts in relation to the Company, which are available to the public and conducted on the dates specified below:

(a)	Federal Court of Australia (search conducted on 17 December 2012);

(b)	Supreme Court of New South Wales (search conducted on 19 December 2012);

(c)	Supreme Court of the Australian Capital Territory (search conducted on 19 December 2012);

(d)	Supreme Court of the Northern Territory (search conducted on 17 December 2012);

(e)	Supreme Court of Queensland (search conducted on 17 December 2012);

(f)	Supreme Court of South Australia (search conducted on 18 December 2012);

(g)	Supreme Court of Tasmania (search conducted on 17 December 2012);

(h)	Supreme Court of Victoria (search conducted on 17 December 2012); and

(i)	Supreme Court of Western Australia (search conducted on 19 December 2012).

Debevoise means the law firm of Debevoise & Plimpton LLP.

Director’s Certificate means the director’s certificate relating to the Company signed by Helen Golding, as director of the Company dated 7 November 2012.

Extract means an extract of:

(a)	the circular resolution of the board of directors of the Company dated 3 September 2012; and

(b)	the written resolution of the sole member of the Company dated 4 September 2012.

First Supplemental Indenture means the document described in item 2 of Schedule 2.

Indenture means the document described in item 1 of Schedule 2.

Power of Attorney means the power of attorney of the Company dated 4 September 2012.

Registration Statement means the Registration Statement (File No. 333-185285) on Form F-4 under the Securities Act in relation to Reynolds Group Holdings Limited and others as filed with the United States Securities and Exchange Commission on 5 December 2012.

20 December 2012

Registration Statement on Form F-4

Relevant Jurisdictions means the State of New South Wales, Victoria and the Commonwealth of Australia.

Securities Act means the Securities Act of 1933, as amended, of the United States of America.

Transaction Documents means the Indenture and the First Supplemental Indenture.

3	Documents

In connection with this opinion we have examined and rely on the following documents (Documents):

(a)	a copy of the First Supplemental Indenture (in PDF file format) executed by or on behalf of the Company;

(b)	a copy of the Indenture (in PDF file format);

(c)	a copy of the Director’s Certificate (in PDF file format) containing copies of:

(i)	the Extract; and

(ii)	the Power of Attorney;

(d)	the constitution of the Company;

(e)	the ASIC Search; and

(f)	the Court Searches.

4	Opinion

Based on the assumptions and subject to the qualifications set out below, we are of the opinion that:

(a)	the Company has been duly incorporated and is validly registered and existing under the laws of the Relevant Jurisdictions;

(b)	the Company has the power to enter into each Transaction Document to which it is a party and has taken all necessary corporate action to authorise the execution, delivery and performance, in accordance with their respective terms, of each Transaction Document to which it is a party;

(c)	the Company has the power to perform its obligations under each Transaction Document to which it is a party;

(d)	the First Supplemental Indenture has been validly executed by the Company; and

(e)	the execution, delivery and performance by the Company of the First Supplemental Indenture does not contravene or cause a breach or default under, and will not result in any contravention of, or breach or default under its constitution.

5	Assumptions

For the purposes of this opinion we have assumed that:

(a)	all dates and signatures are authentic;

20 December 2012

Registration Statement on Form F-4

(b)	all copies of Documents submitted to us are complete and conform to the originals of those Documents;

(c)	the approvals and resolutions referred to in the Extract and the Director’s Certificate were in full force and effect as at the date the Transaction Document was executed by the Transaction Party;

(d)	the Power of Attorney has not been varied or revoked;

(e)	all facts stated in the Documents are and continue to be correct and no relevant matter has been withheld from us, whether deliberately or inadvertently;

(f)	we are entitled to make and rely on all of the assumptions specified in section 129(2), 129(3), 129(4) and 129(7) of the Corporations Act 2001 (Cth) (as though there were relevant dealings with the Company) and on the basis that no partner or solicitor of this firm nor any other person is disqualified from making those assumptions;

(g)	in relation to the resolutions referred to in the Extract and Director’s Certificate, all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with; and

(h)	none of the parties to any of the Transaction Documents is conducting or will conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Transaction Documents which might render the Transaction Documents or any relevant transaction or associated activity illegal, void, voidable or unenforceable.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance which might affect the correctness of any assumption.

No assumption specified above is limited by reference to any other assumption.

6	Qualifications

Our opinion is subject to the following qualifications:

(a)	we express no opinion as to:

(i)	the enforceability of the Transaction Documents;

(ii)	whether the representations and warranties made or given or to be made or given by the Company in any Transaction Document are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion; or

(iii)	any agreement, document or other instrument referred to in, contemplated by or in any way connected with any Document (including, for the avoidance of doubt, the Indenture and the Registration Statement), unless such agreement, document or other instrument is itself a Document; and

20 December 2012

Registration Statement on Form F-4

(b)	we have relied on the ASIC Search and the Court Searches, which did not reveal:

(i)	that a liquidator, administrator, receiver or like person has been appointed to the Company; or

(ii)	that there is a current application for the winding up of the Company,

but we note that the records of ASIC and the relevant courts available for public search may not be complete, accurate or up to date.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

Yours faithfully

Corrs Chambers Westgarth

/s/ Shaun McGushin

Shaun McGushin

Partner

20 December 2012

Registration Statement on Form F-4

SCHEDULE 1

Addressees

1.	Reynolds Group Holdings Limited

Level Nine, 148 Quay Street

Auckland 1140

NEW ZEALAND

2.	Reynolds Group Issuer Inc.

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover Delaware 19904

UNITED STATES OF AMERICA

3.	Reynolds Group Issuer LLC

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover Delaware 19904

UNITED STATES OF AMERICA

4.	Reynolds Group Issuer (Luxembourg) S.A.

6C Rue Gabriel Lippmann

L-5365 Munsbach

GRAND DUCHY OF LUXEMBOURG

5.	Whakatane Mill Australia Pty Limited

Level 22

20 Bond Street

Sydney NSW 2000

AUSTRALIA

20 December 2012

Registration Statement on Form F-4

SCHEDULE 2

Transaction Documents

1.	Senior Secured Notes Indenture relating to the 5.750% senior secured notes due 2020 dated as of September 28, 2012, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent (Indenture).

2.	First Senior Secured Notes Supplemental Indenture to the Indenture, dated as of 7 November 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent (First Supplemental Indenture).